UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2020

Progenity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harry Stylli

Chairman and Chief Executive Officer

Progenity, Inc.

4330 La Jolla Village Drive, Suite 200

San Diego, CA 92122

(Address of Principal Executive Offices)

(855) 293-2639

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PROG	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On July 21, 2020 and July 23, 2020, Progenity, Inc. (the “Company”) entered into agreements with certain governmental agencies to resolve, with respect to such agencies, all of such agencies’ outstanding civil, and where applicable criminal, investigations regarding the Company’s discontinued legacy billing practices for the Company’s non-invasive prenatal tests and microdeletion tests and the provision of alleged kickbacks or inducements to physicians and patients. The civil and criminal investigations being settled and the matters investigated were previously disclosed in the Company’s Registration Statement on Form S-1, as amended (File No. 333-238738) (the “Registration Statement”) under “Business—Legal Proceedings—Federal Investigations.”

Specifically, the Company has entered into:

(i)

a civil settlement agreement, effective July 23, 2020, with the U.S. Department of Justice (the “DOJ”) through the U.S. Attorney’s Office for the Southern District of New York, and on behalf of the Office of Inspector General of the Department of Health and Human Services (the “OIG”), and with the relator named therein (the “SDNY Civil Settlement Agreement”);

(ii)

a civil settlement agreement, effective July 23, 2020, with the DOJ through the U.S. Attorney’s Office for the Southern District of California, and on behalf of the Defense Health Agency, the Tricare Program and the Office of Personnel Management, which administers the Federal Employees Health Benefits Program (the “SDCA Civil Settlement Agreement”);

(iii)	a non-prosecution agreement, effective July 21, 2020, with the U.S. Attorney’s Office for the Southern District of California (the “Non-Prosecution Agreement”); and

(iv)

a corporate integrity agreement, effective July 21, 2020, with the OIG (the “Corporate Integrity Agreement” and, together with the SDNY Civil Settlement Agreement, the SDCA Civil Settlement Agreement, and the Non-Prosecution Agreement, the “Agreements”).

The financial terms of the Agreements are substantially the same as the agreement on the monetary terms that the Company disclosed in the Registration Statement. In addition, the Company has negotiated a resolution of claims by various participating states (the “States”) with respect to the investigated matters. The Company expects the States to complete their respective settlement approval processes over the next four to eight weeks, after which the Company expects to separately enter into settlement agreements to resolve the outstanding state claims with the State of New York and each of the other participating states (collectively, the “State Settlement Agreements”). The agreement on the monetary terms with the States includes an aggregate payment of approximately $13.2 million to the States over a five year period pursuant to the collective settlements, for a total payment by the Company of $49.0 million (plus interest) payable under the Agreements and the State Settlement Agreements to settle the investigated matters. The State Settlement Agreements are expected to include acceleration provisions similar to the SDNY Civil Settlement Agreement and the SDCA Civil Settlement Agreements described below upon the Company’s receipt of civil settlements, damages awards, and tax refunds, with the amount of acceleration and timing subject to such receipts.

SDNY Civil Settlement Agreement

The SDNY Civil Settlement Agreement requires the Company to pay a settlement amount of approximately $19.4 million, which includes approximately $9.7 million designated as restitution to the U.S. federal government. The settlement amount is payable in six installments as follows:

•	approximately $9.1 million within 14 business days of July 23, 2020;

•	approximately $1.6 million on or before December 31, 2020;

•	approximately $2.0 million on or before December 31, 2021;

•	approximately $2.8 million on or before December 31, 2022;

•	approximately $3.2 million on or before December 31, 2023; and

•	approximately $0.8 million on or before December 31, 2024.

The amounts payable to the government, other than the initial $9.1 million payment, will be subject to interest at a rate of 1.25% per annum, and any or all amounts may be paid earlier at the option of the Company.

Furthermore, the Company has agreed that, if during calendar years 2020 through 2023, and so long as amounts payable to the government remain unpaid, the Company receives any civil settlement, damages awards, or tax refunds, to the extent that the amounts exceed $5.0 million in a calendar year, it will pay 26% of the amount received in such civil settlement, damages award, or tax refunds as an accelerated payment on the scheduled amounts set forth above, first as a dollar-for-dollar acceleration of the scheduled payment due in December 2025 and then as an accelerated payment of the scheduled payments due in each prior year, up to a maximum total acceleration of $4.2 million. As previously reported, during the three months ended March 31, 2020, the Company recorded a discrete tax benefit of $37.7 million related to the net operating loss carryback provisions available under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), for taxes paid by the Company in years 2013, 2014, 2015 and 2017 (the “CARES Act Tax Benefit”). In June 2020, the Company received a tax benefit payment of approximately $22.7 million for a portion of the CARES Act Tax Benefit, and because this tax refund was received prior to the effective date of the SDNY Civil Settlement Agreement, pursuant to the Company’s previously disclosed agreement with the government on monetary terms, the payment to be made within 14 business days of July 23, 2020, includes an added payment of approximately $5.9 million and the SDNY Civil Settlement Agreement reflects a corresponding reduction in the previously agreed upon payment term and subsequent payment amounts. In addition, if the Company receives the remaining payment in full for the CARES Act Tax Benefit, the Company will pay an accelerated payment to the government under the SDNY Civil Settlement Agreement of approximately $3.9 million.

Additionally, under the SDNY Civil Settlement Agreement, the U.S. federal government and the relator agreed to dismiss all civil claims asserted by the relator under the qui tam provisions of the federal False Claims Act.

SDCA Civil Settlement Agreement

The SDCA Civil Settlement Agreement requires the Company to pay a settlement amount of approximately $16.4 million, which includes approximately $10.0 million designated as restitution to the U.S. federal government. The settlement amount is payable in six installments as follows:

•	approximately $7.7 million within ten days of July 21, 2020;

•	approximately $1.3 million on or before December 31, 2020;

•	approximately $1.7 million on or before December 31, 2021;

•	approximately $2.3 million on or before December 31, 2022;

•	approximately $2.7 million on or before December 31, 2023; and

•	approximately $0.7 million on or before December 31, 2024.

The amounts payable to the government, other than the initial $7.7 million payment, will be subject to interest at a rate of 1.25% per annum, and any or all amounts may be paid earlier at the option of the Company.

On July 21, 2020, the Company issued a promissory note to the U.S. federal government for the full settlement amount in connection with the SDCA Civil Settlement Agreement (the “Promissory Note”). The Promissory Note contains customary events of default and related acceleration of payment provisions. In addition, the Promissory Note provides, among other terms, that, if during calendar years 2020 through 2023, and so long as amounts payable to the government remain unpaid, the Company receives any civil settlement, damages awards, or tax refunds, to the extent that the amounts exceed $5.0 million in a calendar year, it will pay 22% of the amount received in such civil settlement, damages award, or tax refunds as an accelerated payment on the scheduled amounts set forth above, first as a dollar-for-dollar acceleration of the scheduled payment due in December 2024 and then as an accelerated payment of the scheduled payments due in each prior year, up to a maximum total acceleration of approximately $3.4 million. Because the Company received a tax benefit payment of approximately $22.7 million for a portion of the CARES Act Tax Benefit in June 2020 and because this tax refund was received prior to the effective date of the Promissory Note, the payment to be made within ten days of July 21, 2020 includes an added payment of $4.9 million, and the Promissory Note reflects a corresponding reduction in the previously agreed upon payment term and subsequent payment amounts. In addition, if the Company receives the remaining payment in full for the CARES Act Tax Benefit, the Company will pay an accelerated payment to the government under the SDCA Civil Settlement Agreement of approximately $3.3 million.

Non-Prosecution Agreement

Effective July 21, 2020, the Company entered into the Non-Prosecution Agreement, pursuant to which the Company agreed with the DOJ to (i) pay the restitution provided for under the SDCA Civil Settlement Agreement, (ii) not commit any felonies, (iii) continue to implement a compliance and ethics program designed to prevent and detect violations of applicable fraud and kickback laws throughout its operations and (iv) fulfill certain other disclosure, reporting and cooperation obligations. The DOJ agreed that it will not prosecute the Company for any conduct described in the Non-Prosecution Agreement provided that the Company performs its obligations under the Non-Prosecution Agreement during the period from July 21, 2020 through July 21, 2021. The Non-Prosecution Agreement provides that the DOJ may unilaterally, upon notice to the Company, extend the term of the agreement in 6-month increments, for a maximum total term of 24 months (that is, two 6-month extensions).

Corporate Integrity Agreement

In connection with the resolution of the investigated matters, and in exchange for the OIG’s agreement not to exercise its authority to permissively exclude the Company from participating in federal health care programs, effective July 21, 2020, the Company entered into a five-year Corporate Integrity Agreement with the OIG. The Corporate Integrity Agreement requires, among other matters, that the Company maintain a Compliance Officer, a Compliance Committee, board review and oversight of certain federal healthcare compliance matters, compliance programs, and disclosure programs; provide management certifications and compliance training and education; engage an independent review organization to conduct claims and arrangements reviews; and implement a risk assessment and internal review process. The Company’s failure to comply with its obligations under the Corporate Integrity Agreement could result in monetary penalties and/or the Company being excluded from participating in federal health care programs.

The SDNY Civil Settlement Agreement, the SDCA Civil Settlement Agreement, the Promissory Note, the Non-Prosecution Agreement and the Corporate Integrity Agreement each contain other terms and conditions and the foregoing descriptions of each of the SDCA Civil Settlement Agreement, the SDNY Civil Settlement Agreement, the Promissory Note, the Non-Prosecution Agreement and the Corporate Integrity Agreement are qualified in their entirety by reference to the full text of each such agreement, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Until the final State Settlement Agreements are approved and signed by the States, there can be no assurance that the amount we have accrued will be sufficient to cover our obligations relating to this matter. Our obligations could also increase, potentially materially, depending on a number of factors including whether or not the agreement on the monetary terms with the States is finalized, whether an individual State or States opt out of the settlement prior to approval in order to pursue a separate action or resolution, the terms of the final approved agreements and the parties to the settlement. For additional information, please see Note 9. Commitments and Contingencies to our audited financial statements for the year ended December 31, 2019 in the Registration Statement, as well as “Risk Factors—Regulatory Risks Related to Our Business—If we or our commercial partners act in a manner that violates healthcare laws or otherwise engage in misconduct, we could face substantial penalties and our business operations and financial condition could be adversely affected.”

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stipulation and Order of Settlement and Dismissal, effective July 23, 2020, among the U.S. Department of Justice through the U.S. Attorney’s Office for the Southern District of New York, and on behalf of the Office of Inspector General of the Department of Health and Human Services, and with the relator named therein and Progenity, Inc.

10.2	Settlement Agreement, effective July 23, 2020, among the United States of America, acting through the U.S. Department of Justice through the U.S. Attorney’s Office for the Southern District of California, and on behalf of the Defense Health Agency, the Tricare Program and the Office of Personnel Management, which administers the Federal Employees Health Benefits Program, and Progenity, Inc.

10.3	Promissory Note issued pursuant to the Settlement Agreement, dated July 21, 2020, among the United States of America, acting through the U.S. Department of Justice through the U.S. Attorney’s Office for the Southern District of California, and on behalf of the Defense Health Agency, the Tricare Program and the Office of Personnel Management, which administers the Federal Employees Health Benefits Program, and Progenity, Inc.

10.4	Non-Prosecution Agreement, effective July 21, 2020, between the U.S. Attorney’s Office for the Southern District of California and Progenity, Inc.

10.5	Corporate Integrity Agreement, effective July 21, 2020, between the Office of Inspector General of the Department of Health and Human Services and Progenity, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2020	Progenity, Inc.

	By:	/s/ Harry Stylli
Harry Stylli
Chairman and Chief Executive Officer